Exhibit 10.2

SEPARATION AND RELEASE AGREEMENT
This Separation and Release Agreement (the “Agreement”) is entered into between Stabilis Solutions, Inc. (“Company”) and James C. Reddinger (“Employee”) (hereinafter collectively referred to as the “Parties,” and individually as a “Party”). The Agreement is dated as of the “Effective Date” as defined below.

RECITALS

A.WHEREAS, the Company and its affiliates are energy transition companies which provide (1) turnkey clean energy production, storage, transportation and fueling solutions including using liquefied natural gas and hydrogen to multiple end markets across North America, (2) marine bunkering, hydrogen fueling, and C&G fueling to multiple end markets across North America, and (3) electrical and instrumentation construction, installation, and services to the marine, power generation, oil and gas, and broad industrial market segments in Brazil (the “Business”);

B.WHEREAS, the Employee, is employed by, and holds various positions with, the Company (“Business Relationship”) and will, pursuant to the terms of this Agreement, voluntarily resign from that employment and all of those positions in the Business Relationship effective August 22, 2021 (the “Separation Date”);

C.WHEREAS, pursuant to the terms stated herein, the Parties now desire to separate from their Business Relationship; and

D.WHEREAS, this Agreement sets forth the terms on which the Parties have agreed to separate their Business Relationship and provides for a full and final settlement of all rights and obligations they had or may have as a result of their Business Relationship.

AGREEMENT

    NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and obligations contained in this Agreement and for other good and valuable consideration as identified herein, the Parties agree that this is a full and final settlement of all the rights and obligations they had or may have as a result of the Parties’ Business Relationship, and without admission of any obligation or liability by any of the Parties, the Parties hereby agree as follows:

1.SEPARATION DATE AND EFFECT OF SEPARATION

The Employee’s employment with the Company shall be terminated pursuant to his voluntary resignation effective as of the Separation Date. Effective as of the Separation Date, the Employee shall voluntarily resign, and does hereby voluntarily resign, from all other positions he held with the Company and its affiliates, including without limitation from his position on the

Board of Directors (the “Board”) of the Company. For purposes of this Agreement, “affiliate” means, with respect to the Company, any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company. As of the Separation Date, the Employee shall also experience a separation from service from the Company and its affiliates within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”).

2.FINAL PAY AND BENEFITS

The Employee shall receive the following payments and benefits in accordance with the existing policies of the Company, or at the sole discretion of the Company, pursuant to his employment with the Company and his participation in the employee benefit plans available to Company employees:

(a)Final Pay. The Employee shall receive payment of his regular base salary plus payment for his accrued, unused vacation, minus applicable taxes and withholdings, through the Separation Date. This payment will be made to the Employee on the Company’s first regularly scheduled payday following the Separation Date. The Employee shall not receive from the Company, its affiliates, or Employer Flexible HR, LLC or its affiliates (together, “Employer Flexible”), any other salary, wages, commissions, bonuses, severance, payment for other accrued unused paid time off, or other forms of remuneration or compensation relating to employment after the Separation Date, other than as provided for in this Agreement.

(b)Vested 401(k) Plan Benefits. The Employee shall have the right to receive payment, distribution, or other entitlement of any 401(k) plan benefits, if any, to which he has a vested entitlement as of the Separation Date in accordance with the terms of the 401(k) plan available to employees of the Company and as otherwise required by applicable law.

(c)Reimbursement of Business Expenses. The Employee shall be entitled to receive reimbursement of reasonable business expenses properly incurred by him in accordance with Company policy before the Separation Date. Any such reimbursement must be based on substantiating documentation provided by the Employee within 30 days after the Separation Date.

3.CONSIDERATION

Contingent upon the Employee’s timely execution and return to the Company, and non-revocation of this Agreement, the Company shall provide the Employee with, or cause the Employee to receive, the following separation benefits (the “Separation Benefits”).

(a)The Company will pay the Employee an amount equal to the regular base salary of $500,000.00 per year, minus applicable taxes and withholdings, that he would have received from the Company between the Separation Date and December 31, 2022 had his employment not terminated earlier, in equal or nearly equal installments on the Company’s regularly scheduled paydays beginning with the first payday following the Effective Date (as defined below) and continuing until December 31, 2022.

(b)Notwithstanding any contrary provision in the Company’s 2019 Long Term Incentive Plan (the “Plan”) or the Time-Based Restricted Stock Unit Award Agreement dated April 29, 2020 between the Company and the Employee (the “Award Agreement”) which provided that the Restricted Stock Units (as defined in the Award Agreement) would not vest until April 29, 2023, and if Employee has not breached any promise, covenant, warranty, or representation set forth in this Agreement, the 500,000 Restricted Stock Units which the Company awarded to Employee pursuant to the Plan and the Award Agreement (“RSUs”) shall fully vest on the Separation Date; provided, however, that the Employee shall, contemporaneously with his execution of this Agreement, execute the Lockup Agreement which is attached as Exhibit A to this Agreement and incorporated here by reference. The Employee’s obligations under the Lockup Agreement shall be referred to below as the “Lockup Restrictions.” The parties acknowledge and agree that the Employee is a “specified employee” according to Section 9(k) of the Plan and that, therefore, the payment of the RSUs to him shall be delayed until the earlier of (i) his death or (ii) the date that is six months after his “separation from service” as defined under the Nonqualified Deferred Compensation Rules (as defined in the Plan) in accordance with Section 9(k) of the Plan and Code Section 409A. In addition, as permitted by Section 6(e)(ii) of the Plan and notwithstanding any other provision of the Agreement, the Committee (as defined in the Plan) shall have the option to decide to have the RSUs settled by delivery of (i) a number of shares of Stock (as defined in the Plan) equal to the number of RSUs for which settlement is due, or (ii) cash in an amount equal to the Fair Market Value (as defined in the Plan) of the specified number of shares of Stock equal to the number of RSUs for which settlement is due, or a combination thereof, as determined by the Committee. The Company shall provide Employee with advance written notice of its intent to have the RSUs settled by delivery of (i) a number of shares of Stock equal to the number of RSUs for which settlement is due, or (ii) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock equal to the number of RSUs for which settlement is due, or a combination thereof, or any other permissible manner of settlement, at least 30 days prior to settlement date.

4.RELEASE OF ALL CLAIMS BY EMPLOYEE

In consideration of the promises, covenants, warranties, and representations set forth herein, Employee, on behalf of his spouse (if any), other family members, heirs, successors, and assigns (collectively, the “Releasing Parties”), hereby voluntarily, completely, and unconditionally to the maximum extent permitted by applicable law releases, acquits, waives, and forever discharges any and all claims, demands, liabilities, and causes of action of whatever kind or character, whether known, unknown, vicarious, derivative, direct, or indirect (individually a “Claim” and collectively the “Claims”), that he or they, individually, collectively, or otherwise, may have or assert against the Company Parties (as defined below) as of the date Employee signs this Agreement.

This release includes without limitation any Claim arising out of or relating in any way to (i) the Employee’s employment or the termination of his employment with the Company or with the employment practices of any of the Company Parties as well as any compensation, profit sharing, wages, benefits, commissions, or equity ownership in Company or its affiliates not provided for in this Agreement; (ii) any federal, state, or local statutory or common law or constitutional provision that applies, or is asserted to apply, directly or indirectly, to the formation, continuation, or termination of the Employee’s employment relationship with the Company, including but not limited to the Age Discrimination in Employment Act (“ADEA”); (iii) any contract, agreement, or arrangement between, concerning, or relating to the Employee and any of the Company Parties, and any termination of such contract agreement or arrangement, including without limitation any Claim to any payments or other compensation or benefits not provided for in this Agreement; (iv) any rights or benefits under the Plan or any related award agreement not provided for under this Agreement; or (v) any other alleged act, breach, conduct, negligence, gross negligence, or omission of any of the Company Parties.

Notwithstanding any other provision of this Agreement, this release does not (i) waive or release any Claim for breach or enforcement of this Agreement,; (ii) waive or release any right or Claim that may not be waived or released by applicable law; (iii) waive or release any right or Claim under the ADEA or otherwise that may arise after the date this Agreement is signed by the Employee; (iv) prevent the Employee from pursuing any administrative Claim for unemployment compensation or workers’ compensation benefits; or (v) waive or release any right or Claim the Employee may have for indemnification under applicable state or other law or the charter, articles of incorporation, or by-laws of the Company, or under any insurance policy providing directors’ and officers’ coverage for any lawsuit or claim relating to the period when the Employee was a director, officer, or employee of the Company; provided, however, that (i) the Employee’s execution of this Agreement is not a concession or guaranty that the Employee has any such right or Claim to indemnification, (ii) this Agreement does not create any additional rights to indemnification, and (iii) the Company retains any and all defenses it may have to such indemnification or coverage.

For purposes of this Agreement, the “Company Parties” include (i) the Company and Employer Flexible, (ii) any parent, subsidiary, or affiliate of the Company or Employer Flexible; (iii) any past or present officer, director, or employee of the entities just described in (i)-(ii), in their individual and official capacities; and (iv) any past or present predecessors, parents, subsidiaries, affiliates, owners, equity holders, members, managers, benefit plans, operating units, divisions, agents, representatives, officers, directors, partners, employees, fiduciaries, insurers, attorneys, successors, or assigns of the entities just described in (i)-(iii).

The Employee represents and warrants that he has the authority to execute this Agreement on behalf of all the Releasing Parties.

5.RELEASE OF ALL CLAIMS BY COMPANY

    In consideration of the promises, warranties and representations set forth herein, the Company, releases and forever discharges the Employee, and any and all his affiliates, agents, attorneys, and representatives of and from Claims which are based upon, arise out of, concern, or relate to the Parties’ Business Relationship. Notwithstanding the previous sentence, this release does not waive or release any Claim (i) for breach or enforcement of this Agreement; (ii) for failure to comply with the Continuing Obligations; (iii) relating to or arising from any fraud, illegal or criminal acts or omissions, intentional or willful misconduct, reckless misconduct, or gross negligence of the Employee; (iv) relating to or arising from the Employee’s actions or omissions which were not known by the Board (not including the Employee) as of the Separation Date; or (v) for breach or enforcement of any pre- or post-termination non-disclosure, non-competition, non-solicitation or similar continuing obligation owed by Employee to Company before or after the Separation Date (whether under any prior Employment Agreement between the Company and the Employee or any other agreement between them), or the Lockup Restrictions (together, the “Continuing Obligations”).
6.RETURN OF PROPERTY
On or before the Separation Date, the Employee shall deliver to the Company any and all equipment, property, office keys, material, Trade Secrets (as defined below), Confidential Information (as defined below), or copies thereof which are owned by the Company or its affiliates and are in Employee’s possession or under his control. This includes documents or other information prepared by Employee, on Employee’s behalf, or provided to Employee in connection with his duties while employed by the Company, regardless of the form in which such document or information are maintained or stored, including computer, typed, handwritten, electronic, audio, video, micro-fiche, imaged, drawn or any other means of recording or storing documents or other information. The Employee hereby warrants that he will not retain in any form such documents, Confidential Information, Trade Secrets or other information or copies thereof. Employee will not retain any Company documents whatsoever, whether as paper copies or electronic records. The Employee’s obligations under this Section 6 supplement, rather than supplant, his post-termination obligations under the common law and the Continuing Obligations. The Employee’s obligations under this Section 6 shall not apply to, and the Employee may retain copies of, personnel, benefit, or payroll documents concerning only him.
7.CONFIDENTIAL INFORMATION
(a)During the course of the Employee’s employment with the Company, he had access to the Company’s Confidential Information (as defined below). The Employee shall not disclose or use at any time, any Confidential Information (as defined below) of the Company, whether or not patentable, which he learned as a result of his Involvement with the Company, whether or not he developed such information.
(b)“Involvement with the Company” for purposes of this Agreement shall mean holding "a position as an employee or any other position with either the Company or any of its affiliates.

(c)For purposes of this Agreement, “Confidential Information” shall mean confidential, non-public information regarding either the Company’s, or its predecessors, parents, affiliates, customers, or business partners; Trade Secrets or proprietary information; strategic sourcing information or analysis; patents, patent applications, developmental or experimental work, formulas, test data, prototypes and models; accounting and financial information; financial projections and pro forma financial information; sales and marketing strategies, plans and programs; software development and software testing information; strategic relationships with customers, vendors or partners; information regarding volume and frequency of services provided; personnel information, such as employees’ and consultants’ contact information, benefits, perquisites, salaries, stock options, compensation, formulas or bonuses; organizational structure and reporting relationships; names, addresses, phone numbers, other contact information and requirements of, and history of services provided to, customers; contracts, including contracts with clients, suppliers, independent contractors, and other employees; business plans and forecasts; existing and prospective projects or business opportunities; and passwords and other physical and information security protocols and information. Confidential Information does not include information Employee can establish was known to him independent of the Company or its affiliates providing same to him or obtainable from non-confidential or public sources.
(d)For purposes of this Agreement, “Trade Secrets” includes trade secrets as defined by applicable law plus any other information that derives independent economic value, actually and potentially, from not being generally known to, and that is not readily ascertainable by proper means by other persons who can obtain economic value from their disclosure or use and that are the subject of efforts that are reasonable under the circumstances to maintain their secrecy.
(e)Information that is or later becomes publicly available in a manner wholly unrelated to any breach of this Agreement by Employee will not be considered Confidential Information as of the date it enters the public domain.
(f)The Employee may use or disclose Confidential Information only with the prior written consent of the Company; or in a legal proceeding between the Employee and the Company to establish the rights of either party under this Agreement, provided that Employee stipulates to a protective order to prevent any unnecessary use or disclosure; or where such disclosure is required by a compulsory legal process, provided that the Employee has complied with the procedures set by the Company to ensure that the Company has had an adequate opportunity to protect its legal interests in preventing disclosure.
(g)On the next business day after receiving a subpoena or any other compulsory legal process including any attachments or enclosures (“Compulsory Process”) that could possibly require disclosure of Confidential Information, Employee shall prepay and send a complete copy of such Compulsory Process to the Company by nationally recognized overnight delivery service. Employee shall not make any disclosure of Confidential Information under such Compulsory Process until the latest possible date for making such disclosure in accordance with the Compulsory Process (“Latest Possible Date”), provided however if the Company has objected and filed to prevent disclosure in accordance with the applicable legal procedures, and provides the Employee with notice before the Latest Possible Date that it has done so, the Employee shall not disclose any Confidential Information pursuant to the Compulsory Process until the earliest of the following dates: the date such objections are withdrawn, or the appropriate tribunal either makes a final determination that the objections are invalid or orders the Employee to make the disclosure.
(h)The Employee hereby acknowledges that any breach or threatened breach of this Section 7 would cause the Company irreparable harm in amounts which are difficult to ascertain.
(i)Notwithstanding any other provision of this Agreement but subject to the Employee’s waiver in Section 11(a) below, nothing in this Agreement is intended to, or does, preclude the Employee from (i) contacting, reporting to, responding to an inquiry from, filing a charge or complaint with, communicating with, or otherwise participating in an investigation conducted by, the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission (“SEC”), or any other federal, state, or local governmental agency, commission, or regulatory body; (ii) giving truthful testimony or making statements under oath in response to a subpoena or other valid legal process or in any legal proceeding; (iii) otherwise making truthful statements as required by law or valid legal process; (iv) engaging in any concerted or other legally protected activities; or (v) disclosing a trade secret in confidence to a governmental official, directly or indirectly, or to an attorney, if the disclosure is made solely for the purpose of reporting or investigating a suspected violation of law.  Accordingly, the Employee understands that he will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  The Employee likewise understands that, if he files a lawsuit for retaliation by the Company for reporting a suspected violation of law, he may disclose the Company’s trade secret(s) to his attorney and use the trade secret information in the court proceeding, if he (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order. In accordance with applicable law and notwithstanding any other provision of this Agreement, nothing in this Agreement or any of the Company’s policies or agreements applicable to the Employee (i) impedes his right to communicate with the SEC or any other governmental agency about possible violations of federal securities or other laws or regulations or (ii) requires him to provide any prior notice to the Company or obtain the Company’s prior approval before engaging in any such communications.
(j)The Employee’s obligations under this Section 7 supplement, rather than supplant, his post-termination obligations under the common law and the Continuing Obligations.
8.NON-COMPETE

In consideration of the Company’s agreement to provide the Separation Benefits to the Employee, and to protect the Company’s Confidential Information, goodwill, and other legitimate business interests, the Employee agrees to the covenants set forth below.

(a)Non-solicitation of Employees or Contractors. Before December 31, 2022, the Employee will not encourage, solicit, or induce, any employee, agent, consultant, or independent contractor of the Company with whom the Employee had business contact with on behalf of the Company or about whom the Employee received Confidential Information, or any person who was such an employee, agent, consultant, or independent contractor in the six months preceding the encouragement, solicitation, or inducement, to leave or curtail his or her engagement with the Company for any reason.

(b)Non-solicitation of Clients and Client Lists. Before December 31, 2022, in connection to or relating to the Business, the Employee will not call on, solicit, do business with, either for himself or for any other party, directly or indirectly, any of the Company’s Clients, joint venturers, or partners with whom the Employee directly or indirectly had business contact with on behalf of the Company or its affiliates or about whom the Employee received Confidential Information in connection with the Business. “Clients” shall mean any customer of the Company, any broker or middle person for sales to a customer, or potential customers with whom the Company has made specific efforts to solicit the potential customer’s purchase of goods or services from the Company within two years preceding the Separation Date. Without limiting any of the foregoing, the Employee shall not make known to any other party, either directly or indirectly, the names, telephone numbers, email addresses, or physical or mailing addresses of any of such Clients or any information relating in any manner to the Company’s relationship with such Clients, recognizing that such information constitutes Confidential Information hereunder.

(c)Covenant Not to Compete. Before December 31, 2022, the Employee will not engage in any employment, business, or activity which is substantially similar to the service he provided to the Company that is directly competitive with the Business of the Company, and the Employee will not, directly or indirectly, assist any other person or organization in doing so. The provisions of this Section 8 shall apply both during normal working hours and at all other times including, but not limited to, nights, weekends, holidays, and vacation time before December 31, 2022. The provisions of this Section 8 shall apply only within each State within the United

States of America and in such foreign jurisdictions where Company, during the twenty-four months prior to the Separation Date, transacted or solicited any business.

(d)Continuing Obligations. The Employee’s obligations under this Section 8 supplement, rather than supplant, his post-termination obligations under the common law and the Continuing Obligations.

9.NON-DISPARAGEMENT
The Company shall instruct its directors and executive officers as of the Separation Date not to disparage the Employee or the Employee’s performance. Except as requested by the Company or the other Company Parties, as permitted above or by law that may supersede the terms of this Agreement, or as compelled by valid legal process, the Employee shall not before or after the Separation Date make to any other parties any statement, oral or written, which directly or indirectly impugns the quality or integrity of the Company’s or any of the other Company Parties’ business or employment practices, or any other disparaging or derogatory remarks about the Company or any of the other Company Parties, their officers, directors, equity holders, managerial personnel, or other employees. In executing this Agreement, the Employee acknowledges and agrees that he has knowingly, voluntarily, and intelligently waived any (i) free speech, free association, free press, or First Amendment to the United States Constitution (including, without limitation, any counterpart or similar provision or right under any State Constitution) rights to disclose, communicate, or publish any statements prohibited by this Section 9 and (ii) right to file a motion to dismiss or pursue any other relief under the Texas Citizens Participation Act or similar state law in connection with any claim or cause of action filed against him by the Company or any of the other Company Parties arising from any alleged breach of this Agreement or the Continuing Obligations.
10.CONFIDENTIALITY, NON-PROSECUTION, AND COOPERATION

(a)Confidentiality. Except as requested by the Company or the other Company Parties, as permitted above or by law that may supersede the terms of this Agreement, or as compelled by valid legal process, the Employee shall treat as confidential the fact and terms of this Agreement and shall not disclose such information to any party other than his spouse, attorney, and accountant or tax advisor, if such persons have agreed to keep such information confidential.

(b)Non-Prosecution. Except as requested by any of the Company Parties, as permitted above or by applicable law that may supersede the terms of this Agreement, or as compelled by valid legal process, the Employee shall not (i) assist, cooperate with, or supply information of any kind to any individual or private-party litigant or their agents or attorneys concerning (A) the employment, terms and conditions, or ending of the Employee’s or any other employee’s employment with the Company or any of the other Company Parties or the employment practices of any of the Company Parties; or (B) the business or operations of any of the Company Parties; or (ii) initiate or assist any other person in connection with any investigation, inquiry, or any other action of any kind with respect to any of the Company Parties’ employment practices, businesses, or operations.

(c)Cooperation. The Employee shall cooperate fully and completely with the Company and any of the other Company Parties, at their request, in all pending and future litigation, investigations, arbitrations, and/or other fact-finding or adjudicative proceedings, public or private, involving the Company or any of the other Company Parties. This obligation includes but is not limited to the Employee promptly meeting with counsel for the Company or the other Company Parties at reasonable times upon their request, and providing testimony in court, before an arbitrator or other convening authority, or upon deposition that is truthful, accurate, and complete, according to information known to the Employee. If the Employee provides cooperation under this Section 10(c) (including without limitation if the Employee appears as a witness in any pending or future litigation, arbitration, or other fact-finding or adjudicative proceeding at the request of the Company or any of the other Company Parties), the Company shall reimburse him, upon submission of substantiating documentation, for necessary and reasonable out-of-pocket expenses incurred by him as a result of such cooperation (not including attorneys’ fees).

11.WAIVER OF CERTAIN RIGHTS

(a)Right to Relief not Provided for in this Agreement. The Employee waives any right to monetary recovery from the Company or the other Company Parties, whether sought directly by him or in the event any administrative agency or other public authority, individual, or group of individuals should pursue any Claim on his behalf; and he shall not request or accept from the Company or the other Company Parties, as compensation or damages related to his employment or the termination of his employment with any of the Company Parties, anything of monetary value that is not provided for in this Agreement. Notwithstanding the previous sentence, this Agreement does not limit the Employee’s right to receive an award for information provided to any governmental agency.

(b)Right to Class- or Collective-Action Initiation or Participation. The Employee waives the right to initiate or participate in any class or collective action with respect to any Claim against the Company or the Company Parties, including without limitation any Claim arising from the formation, continuation, or termination of his employment relationship with any of the Company Parties.

12.REMEDIES

Notwithstanding any other provision in this Agreement, the Company’s obligation to provide the Separation Benefits to the Employee is subject to the condition that he complies with his obligations under this Agreement and the Continuing Obligations. The Company shall have the right to suspend or cease providing any part of the Separation Benefits, and the Employee shall immediately return to the Company any Separation Benefits already received, if the

Employee breaches any such obligations, as determined by the Company in its sole discretion, but all other provisions of this Agreement shall remain in full force and effect. The rights and remedies of the Company under this Section 12 shall be in addition to any other available rights and remedies should the Employee breach any applicable obligations.
13.INSIDER-TRADING OBLIGATIONS

The Employee acknowledges and agrees that he remains subject to the insider-trading policies and procedures of the Company and its affiliates through the Separation Date and, as such, may not during such period trade in their securities in accordance therewith until any material, nonpublic information he possesses has become public or is no longer material. The Employee further acknowledges and agrees that he shall remain subject to all federal and state securities laws applicable to the trading of securities of the Company or its affiliates while possessing knowledge of material non-public information regarding the Company and its affiliates.
14.EXPIRATION DATE

The Company’s offer of this Agreement shall expire after a period of 21 days after the date the Employee first received this Agreement for consideration (the “Expiration Date”). Changes to this Agreement, whether material or immaterial, do not restart the running of the consideration period. The Employee may accept the offer at any time before the Expiration Date by signing this Agreement in the space provided below and returning it to the attention of Company so that the signed Agreement is received no later than the close of business on the Expiration Date.
15.LIMITED REVOCATION RIGHT; EFFECT OF REVOCATION
After signing this Agreement, the Employee shall have a period of seven days to reconsider and revoke only his waiver and release of ADEA Claims. If the Employee chooses to revoke his waiver and release of ADEA Claims, he must do so by providing written notice to the Company before the eighth day after signing this Agreement, in which case this Agreement shall not become effective or enforceable to waive or release any ADEA Claims and the Employee shall not receive the Separation Benefits set forth in Section 3(a) but the remaining provisions of this Agreement shall remain in full force and effect.

16.EFFECTIVE DATE

This Agreement shall become effective and enforceable immediately after the Employee signs it (the “Effective Date”), provided that he signs the Agreement on or before the Expiration Date.
17.KNOWING AND VOLUNTARY AGREEMENT

The Employee acknowledges that (a) he has been advised by this Section 17 of his right to consult with an attorney of his choice before signing this Agreement; (b) he has had a reasonable period in which to consider whether to sign this Agreement; (c) he fully understands the meaning and effect of signing this Agreement; and (d) his signing of this Agreement is knowing and voluntary.
18.INDEPENDENT CONSIDERATION; COMMON-LAW DUTIES

Whether or not expressly stated in this Agreement, all obligations and undertakings the Employee makes and assumes in this Agreement in consideration of the mutual promises and undertakings in this Agreement and the payment of salary continuation as part of the Separation Benefits. In addition, the Employee acknowledges and agrees that neither the Company nor any of the other Company Parties has any legal obligation to provide the payment of salary continuation as part of the Separation Benefits to him outside of this Agreement.
19.ENTIRE AGREEMENT

This Agreement and the Award Agreement constitute the entire agreements of the Parties with respect to their subject matters. The Parties have not relied on any representations, promises, warranties, covenants, or understandings other than those expressly set forth herein. This Agreement and the Award Agreement supersede all prior agreements, if any, relating to their subject matters, including, without limitation, all correspondence and communications transmitted during the negotiation of this Agreement. Notwithstanding the preceding sentence, nothing in this Agreement shall be interpreted or construed as relieving the Employee of complying with the Continuing Obligations or superseding any of the Continuing Obligations or relieving the Company of its obligations pursuant to the Award Agreement. The Employee agrees that neither the Company nor any of the other Company Parties or any of their representatives has made any promise or representation to him concerning this Agreement not expressed in this Agreement, and that, in signing this Agreement, he is not relying on any prior oral or written statement or representation by the Company or any of the other Company Parties outside of this Agreement or the Award Agreement but is instead relying solely on his own judgment and his attorney (if any).

20.AMENDMENTS

This Agreement may not be modified, supplemented, amended, terminated, or superseded except by an agreement in writing signed by the Party or Parties to be charged.

21.ATTORNEYS’ FEES

The Parties will bear their own respective attorney’s fees, expenses, and costs in connection with the preparation of this Agreement. However, if any term or terms of this Agreement are required to be enforced or construed, the other Parties may seek relief from a court to enforce or interpret the terms of this Agreement. In the event such relief is sought, reasonable attorneys’ fees, costs and expenses shall be awarded to the extent provided by applicable law as determined by a court of competent jurisdiction.

22.THIRD-PARTY BENEFICIARIES

The Company Parties besides the Company are intended to be third-party beneficiaries of this Agreement and therefore may enforce this Agreement to the same extent as the Company.

23.INTERNAL REVENUE CODE SECTION 409A

The payments and benefits provided under this Agreement are intended to satisfy the requirements of Code Section 409A and this Agreement shall be interpreted and administered in a manner consistent with that intent; provided, however, that no persons connected with this Agreement in any capacity, including but not limited to the Company and its affiliates, and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to any amounts payable under the Agreement or that such tax treatment will apply to the Employee.

24.CONSTRUCTION

The language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any of the Parties. Each Party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction of this Agreement, any ambiguity or inconsistency contained herein shall not be construed against any Party.

25.GOVERNING LAW; VENUE; JURY-TRIAL WAIVER

This Agreement shall be governed by and interpreted and enforced under the laws of the State of Texas. For any Claim between the Parties arising out of or relating to this Agreement, the Parties irrevocably consent to exclusive jurisdiction and venue in a state or federal court in Harris County, Texas. THE EMPLOYEE AND THE COMPANY HEREBY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM AGAINST THE OTHER OR ANY RELATED PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION FOR BREACH OR ENFORCEMENT OF THIS AGREEMENT.

26.ASSISTANCE OF COUNSEL CONSTRUCTION

The Parties acknowledge and warrant that they have been represented by their respective independent counsel of their own choice throughout all negotiations which preceded the execution of this Agreement and that they have executed this Agreement with the consent and upon the advice of such independent legal counsel, or that they have had the opportunity to seek such consent and advice. The Parties acknowledge that they have read all portions of this Agreement and assent to all the terms and conditions contained herein and that they have had, or have had the opportunity to have had, the same explained to them by their own respective counsel, who have answered any and all questions which have been asked of them, with regard to the meaning of any provision hereof. The Parties further acknowledge and agree that the terms of this Agreement shall not be interpreted in favor of or against any Party on account of the drafter of the Agreement but shall be construed solely for the purpose of fairly effectuating the expressed intent of the Parties. The section headings are for convenience only and are not part of this Agreement.

27.NO ADMISSION OF LIABILITY

This Agreement is not to be construed as an admission of any violation of any federal, state, or local statute, ordinance, or regulation or of any duty owed by the Company to Employee. There have been no such violations, and the Company specifically denies any such violations.

28.NO VIOLATIONS

The Employee represents and warrants that he has no knowledge that the Company or any of the Company Parties has committed or is suspected of committing any act which is or may be in violation of any federal or state law or regulation or has acted in a manner which requires corrective action of any kind. The Employee further represents and warrants that he has not informed the Company or any of the other Company Parties of, and that he is unaware of, any alleged violations of the Company’s standards of business conduct or personnel policies, of the Company’s integrity or ethics policies, or other misconduct by the Company or any of the other Company Parties, that have not been resolved satisfactorily by the Company or the other Company Parties.

29.COUNTERPARTS AND FACSIMILE SIGNATURES

This Agreement may be executed in counterparts, which together will constitute a single Agreement among the Parties. Facsimile signatures to this Agreement may be used as original signatures and have the same force and effect as original signatures.

30.BINDING ON ASSIGNS

The Employee’s obligations, rights, and benefits under this Agreement are personal to him and shall not be assigned to any person or entity without written permission from the Company. The Company may assign this Agreement without the Employee’s further consent. This Agreement is binding upon and shall inure to the benefit of the Parties, their respective agents, representatives, attorneys, insurers, partnerships, partners, directors, officers, boards of directors, assigns, heirs, and successors in interest. The Employee represents and warrants that he has not assigned or transferred any part of his Claims or rights covered by this Agreement to anyone, including without limitation to his spouse. THE EMPLOYEE SHALL INDEMNIFY THE COMPANY AND THE OTHER COMPANY PARTIES AND DEFEND AND HOLD THEM HARMLESS FROM AND AGAINST (A) ANY CLAIMS ARISING OUT OF OR RELATED TO ANY SUCH ASSIGNMENT OR TRANSFER, OR ANY SUCH PURPORTED ASSIGNMENT OR TRANSFER, OF ANY CLAIMS OR OTHER MATTERS RELEASED, ASSIGNED, OR TRANSFERRED IN THIS AGREEMENT; AND (B) ANY CLAIMS COVERED AND RELEASED BY THIS AGREEMENT BROUGHT BY ANY PERSON OTHER THAN HIMSELF, INCLUDING WITHOUT LIMITATION HIS SPOUSE, AGAINST THE COMPANY OR ANY OF THE OTHER COMPANY PARTIES.

31.SEVERABILITY

The validity or unenforceability of any particular provision of this Agreement as determined by any court of competent jurisdiction shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. If any one or more provisions of this Agreement may be determined by a court of competent jurisdiction to be illegal or otherwise unenforceable, in whole or in part, such provision shall be considered separate, distinct, and severable from the other remaining provisions of this Agreement, such a determination shall not affect the validity or enforceability of such other remaining provisions, and in all other respects the remaining provisions of this Agreement shall be binding and enforceable and remain in full force and effect. If any provision of this Agreement is held to be unenforceable as written by a court of competent jurisdiction but may be made to be enforceable by limitation, then such provision shall be enforceable to the maximum limit permitted by applicable law.

[Signature Page Follows]

    IN WITNESS WHEREOF, the Parties here to have executed this Agreement as follows:

STABILIS SOLUTIONS, INC.                JAMES C. REDDINGER

By: ________________________________            ______________________________
Casey Crenshaw                        James C. Reddinger
Executive Chairman of the Board

EXHIBIT A
LOCKUP AGREEMENT

Stabilis Solutions, Inc.
Ladies and Gentlemen:
Pursuant to that certain Separation and Release Agreement (the “Separation Agreement”) dated August 23, 2021 by and between the undersigned and Stabilis Solutions, Inc., a Florida corporation (the “Company”), the undersigned will receive, or will have restrictions removed from, certain RSUs (as defined in the Separation Agreement) in the form of shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company on the further condition that the undersigned enters into the lockup agreements set forth herein.
In consideration of the execution of the Separation Agreement by the Company and the issuance of the Common Stock thereunder or the removal of restrictions thereon, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Company, the undersigned will not, directly or indirectly, (1) offer for sale, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of), directly or indirectly, any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and shares of Common Stock that may be issued upon exercise of any options or warrants) (collectively, “Company Securities”) or securities convertible into or exercisable or exchangeable for Company Securities, except as set forth in the paragraph below, (2) enter into any swap, hedge or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Company Securities, whether any such transaction described in this clause (2) or clause (1) above is to be settled by delivery of Company Securities or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Company Securities or securities convertible into or exercisable or exchangeable for Company Securities or any other securities of the Company, except the filing of a registration statement on Form S-8 relating to, and the issuance and sale of Common Stock pursuant to, the terms of any equity compensation plans described in the Prospectus (as defined in the Underwriting Agreement), (4) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in securities of the Company or (5) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on December 31, 2022 (such period, the “Lock-Up Period”).
In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. Further, the undersigned agrees that any certificate or other evidence of the Company Securities shall bear an appropriate legend restricting the transfer thereof in accordance with this Agreement, and that a copy of this Agreement may be placed in the records of the Company and its transfer agent to evidence such restrictions.
It is understood that if there is a change in control of the Company after the date hereof, the undersigned will be released from its obligations under this Lock-Up Agreement. In addition, and notwithstanding any other provision of this Lock-Up Agreement, the undersigned shall be permitted to offer for sale, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of), directly or indirectly, any of the Company Securities during the Lock-Up Period to the extent necessary to satisfy any tax withholding obligation due on account of the settlement of the RSUs.
The undersigned understands that the Company will issue or take action with regard to Company Securities under the Separation Agreement in reliance on this Agreement.
[Signature page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
Very truly yours,

_________________________
James C. Reddinger
Dated: August 23, 2021